GOODY'S FAMILY CLOTHING, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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


                                                              Thirteen                   Thirty-nine
                                                           Weeks Ended                  Weeks Ended
                                                      October 31,     November 1,     October 31,       November 1,
                                                       1998              1997          1998                1997
                                                    ------------  ----------------- -------------   -----------------

Net earnings                                       $3,267,000        $5,535,000        $19,693,000    $16,011,000
                                                   ==========        ==========        ===========    ===========

Weighted average common shares
   outstanding - Basic (a)                         33,328,000         32,651,000        33,099,000      32,498,000

Common equivalent shares for outstanding stock
  options                                             994,000          1,299,000         1,294,000       1,089,000
                                                   ----------         ----------        ----------      ----------
Weighted average common shares
   outstanding - Diluted (a)                       34,322,000         33,950,000        34,393,000      33,587,000
                                                   ==========         ==========        ==========      ==========

Earnings per common share (a)
  Basic                                            $     0.10       $      0.17        $     0.59      $     0.49
                                                   ==========       ===========        ==========      ==========


  Diluted                                          $     0.10       $      0.16        $     0.57      $     0.48
                                                   ==========       ===========        ==========      ==========

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(a) The Company  adopted  Statement of Financial  Accounting  Standards No. 128,
"Earnings per Share" as required in the fourth quarter of fiscal 1997. Accordingly, earnings per share and related data for the periods ended November 1, 1997 have been restated to conform to this new standard.

Earnings per share and related data for the periods ended November 1, 1997 have also been restated to reflect a two-for-one stock split effected in July 1998.